Exhibit 99.(h)(7)

FORM OF AMENDMENT NO. 1

TO THE

EXPENSE LIMITATION AGREEMENT

Amendment No.1 dated [           ], 2025 (“Amendment No. 1”) to the Expense Limitation Agreement dated September 6, 2024 (the "Agreement”) between Venerable Investment Adviser, LLC (the “Investment Adviser”) and Venerable Variable Insurance Trust (the “Trust”).

The Investment Adviser and the Trust hereby agree to modify and amend the Agreement as follows:

1.	New Funds. Effective [ ], 2025 the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable US Small Cap Fund

Venerable International Index Fund

Venerable Midcap Index Fund

Venerable Small Cap Index Fund

Venerable Bond Index Fund

Venerable Intermediate Corporate Bond Index Fund

Venerable World Conservative Allocation Fund

Venerable World Moderate Allocation Fund

Venerable World Appreciation Allocation Fund

Venerable Conservative Allocation Fund

Venerable Conservative Appreciation Allocation Fund

Venerable Moderate Appreciation Allocation Fund

Venerable Appreciation Allocation Fund

Venerable Emerging Markets Equity Fund

Venerable World Equity Fund

Venerable US Large Cap Core Equity Fund

2.	Schedule A. Schedule A to the Agreement, which sets forth the maximum annual operating expense limits, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESSS WEHREOF, the parties have executed and delivered this Amendment No.1 as of the date first above set forth.

VENERABLE INVESTMENT ADVISERS, LLC

By:
Name:
Title:

VENERABLE VARIABLE INSURANCE TRUST

By:
Name:
Title:

AMENDMENT NO. 1

SCHEDULE A

Fund/Class	Expense Limit	Initial Term End Date
Venerable High Yield Fund
Class V	0.72%	September 4, 2026
Class I	0.80%	September 4, 2026
Venerable Large Cap Index Fund
Class V	0.51%	September 4, 2026
Class I	0.28%	September 4, 2026
Venerable Moderate Allocation Fund
Class V	0.89%	September 4, 2026
Venerable Strategic Bond Fund
Class V	0.80%	September 4, 2026
Class I	0.60%	September 4, 2026
Venerable US Large Cap Strategic Equity Fund
Class V	0.86%	September 4, 2026
Class I	0.75%	September 4, 2026
Venerable US Small Cap Fund
Class V	0.85%	[ ], 2027
Class I	1.00%	[ ], 2027
Venerable International Index Fund
Class V	0.71%	[ ], 2027
Class I	0.46%	[ ], 2027
Venerable Mid Cap Index Fund
Class V	0.65%	[ ], 2027
Class I	0.40%	[ ], 2027
Venerable Small Cap Index Fund
Class V	0.70%	[ ], 2027
Class I	0.45%	[ ], 2027
Venerable Bond Index Fund
Class V	0.61%	[ ], 2027
Class I	0.36%	[ ], 2027
Venerable Intermediate Corporate Bond Index Fund
Class V	0.66%	[ ], 2027
Class I	0.36%	[ ], 2027
Venerable World Conservative Allocation Fund
Class V	0.86%	[ ], 2027
Venerable World Moderate Allocation Fund
Class V	1.02%	[ ], 2027
Venerable World Appreciation Allocation Fund
Class V	1.01%	[ ], 2027
Venerable Conservative Allocation Fund
Class V	0.87%	[ ], 2027
Venerable Conservative Appreciation Allocation Fund
Class V	0.91%	[ ], 2027
Venerable Moderate Appreciation Allocation Fund
Class V	0.99%	[ ], 2027
Venerable Appreciation Allocation Fund
Class V	1.01%	[ ], 2027
Venerable US Large Cap Core Equity Fund
Class V	1.05%	[ ], 2027
Class I	0.75%	[ ], 2027

Venerable Emerging Market Equity Fund
Class V	1.44%	[ ], 2027
Class I	1.19%	[ ], 2027
Venerable World Equity Fund
Class V	0.85%	[ ], 2027
Class I	0.90%	[ ], 2027